UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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SCHEDULE 14C INFORMATION

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Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

(Amendment No.  )

Check the appropriate box:

[   ]           Preliminary Information Statement
[   ]           Confidential, For Use of the Commission Only (as permitted by Rule 14c-5(d) (2))
[X]           Definitive Information Statement

AVT, INC.
(Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

[x]           No fee required
[  ]           Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1) Title of each class of securities to which transaction applies:
(2) Aggregate number of securities to which transaction applies:
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4) Proposed maximum aggregate value of transaction:
(5) Total fee paid: N/A

[  ]     Fee paid previously with preliminary materials.
[  ]     Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid: N/A
(2) Form, Schedule or Registration Statement No.: N/A
(3) Filing Party: AVT, Inc.
(4) Date Filed: N/A

AVT, Inc.

341 Bonnie Circle, Suite 102
Corona, CA 92880

 January 21, 2011

To the Shareholders:

The purpose of this Information Statement is to is to inform the holders of record, as of the close of business on January 21, 2011 (the "Record Date"), of shares of common stock, par value $0.001 per share (the "Common Stock") of AVT, Inc., a Nevada corporation ("the Company"), that our Board of Directors and holders of a majority of our capital stock have given written consent as of January 21, 2011, to approve the following:

1.	To amend our articles of incorporation to effectuate a 1 for 10 Reverse Split of our issued and outstanding common stock.

2.	To change the Company’s name to: Automated Retail Systems, Inc.

Nevada corporation law and the Company's bylaws permit holders of a majority of the voting power to take stockholder action by written consent.  Accordingly, the Company will not hold a meeting of its stockholders to consider or vote upon the Reverse Split as described in this Information Statement.

We encourage you to read the attached Information Statement carefully, including the exhibits, for further information regarding these actions.  In accordance with Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended ("Exchange Act"), the approval of the action described herein by the holders of a majority of the voting power of the Company will be deemed ratified and effective at a date that is at least 20 days after the date this Information Statement has been mailed or furnished to our stockholders.  This Information Statement is first being mailed or furnished to stockholders on or about January 21, 2011.

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS' MEETING WILL BE HELD TO CONSIDER THE MATTERS DESCRIBED HEREIN.

This Information Statement is being furnished to you solely for the purpose of informing stockholders of the matters described herein in compliance with Regulation 14C of the Exchange Act.

By Order of the Board of Directors

/s/ Natalie Russell
Director

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

AVT, Inc.

341 Bonnie Circle, Suite 102
Corona, CA 92880

INFORMATION STATEMENT
AND NOTICE OF ACTIONS TAKEN
BY WRITTEN CONSENT OF THE MAJORITY STOCKHOLDERS

General Information

This Information Statement is being provided to the Shareholders of AVT, Inc. ("the Company"), in connection with our prior receipt of approval by written consent, in lieu of a meeting of shareholders, to approve the following:

1.	To amend our articles of incorporation to effectuate a 1 for 10 Reverse Split of our issued and outstanding common stock.

2.	To change the Company’s name to: Automated Retail Systems, Inc.

The Company will pay all costs associated with the distribution of this Information Statement, including the costs of printing and mailing.  The Company will only deliver one Information Statement to multiple stockholders sharing an address unless the Company has received contrary instructions from one or more of the stockholders.  The Company will promptly deliver a separate copy of this Information Statement and future stockholder communication documents to any stockholder at a shared address to which a single copy of this Information Statement was delivered, or deliver a single copy of this Information Statement and future stockholder communication documents to any stockholder or holders sharing an address to which multiple copies are now delivered, upon written or oral request to the following address:

AVT, Inc.
341 Bonnie Circle, Suite 102
Corona, CA 92880

Stockholders may also address future requests regarding delivery of Information Statements and/or annual reports by contacting the Company at the address listed above.

Information on Consenting Stockholders

Pursuant to the Company's Bylaws and the Nevada Corporate Law, the amendment to articles to effectuate the Reverse Split must be approved by the vote of the holders of shares representing a majority of the voting power of the common stock.  The Company's Articles of Incorporation do not authorize cumulative voting.

Outstanding Voting Stock of the Company

As of the Record Date, the Company had:  100,000,000 authorized shares of common stock, of which 38,182,317 were issued and outstanding and 10,000,000 authorized shares of preferred stock of which 3,000,000 shares have been designated as Series A Convertible Preferred Stock of which 2,540,598 shares were issued and outstanding.

The consenting stockholders voted in favor of the actions described by written consent, dated January 21, 2011.  Each share of Common Stock entitles the holder to one (1) vote on all matters submitted to the shareholders.  Each share of Series A Convertible Preferred Stock entitles the holder to vote as follows: (i) the holders of Series A Convertible Preferred Stock shall have such number of votes as is determined by multiplying (a) the number of shares of Series A Preferred Stock held by such holder, (b) the number of issued and outstanding shares of the Corporation’s Series A Convertible Preferred Stock and Common Stock, as of the record date for the vote, or, if no such record date is established, as of the date such vote is taken or any written consent of stockholders is solicited, and (c) 0.00000025; and (ii) the holders of Common Stock shall have one vote per share of Common Stock held as of such date.

The elimination of the need for a special meeting of shareholders to approve the corporate actions is authorized by Section 78.320 of the Nevada Revised Statutes which provides that any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting, if before or after the action, a written consent thereto is signed by stockholders holding at least a majority of the voting power.  In order to eliminate the costs and management time involved in holding a special meeting and in order to effect the corporate actions as early as possible to accomplish the purposes of the company as hereafter described, the company decided to proceed with the corporate actions by obtaining the written consent of shareholders holding a majority of the voting power of the Company.

No Dissenters' Rights

Under the General Corporation Law of the State of Nevada, our shareholders are not entitled dissenter’s rights in connection with any action proposed in this Information Statement.

Effective Date of Stockholder Actions

The Reverse Split will become effective immediately upon the filing of the Articles of Amendment with the Office of the Secretary of State of Nevada. A copy of the Articles of Amendment is attached hereto as Appendix A. The filings will be made at least 20 days after the date this Information Statement is first mailed to the Company’s stockholders.

Stockholders Sharing an Address

We will deliver only one Information Statement to multiple stockholders sharing an address unless the Company has received contrary instructions from one or more of the stockholders. The Company undertakes to deliver promptly, upon written or oral request, a separate copy of the Information Statement to a stockholder at a shared address to which a single copy of the Information Statement is delivered. A stockholder can notify the Company that the stockholder wishes to receive a separate copy of the Information Statement by contacting the Company at the telephone number or address set forth above.

- PROPOSAL #1 -

TO AMEND OUR ARTICLES OF INCORPORATION TO EFFECTUATE A 1 FOR 10 REVERSE SPLIT OF OUR ISSUED AND OUTSTANDING COMMON STOCK.

Reasons for the Reverse Split

In approving the Reverse Split, the Board considered that: the Company's Common Stock may not appeal to brokerage firms that are reluctant to recommend lower priced securities to their clients; investors may also be dissuaded from purchasing lower priced stocks because the brokerage commissions, as a percentage of the total transaction, tend to be higher for such stocks; the analysts at many brokerage firms do not monitor the trading activity or otherwise provide coverage of lower priced stocks; and most investment funds are reluctant to invest in lower priced stocks.

The Board proposed the Reverse Split as one method to attract investors and business opportunities in the Company. The Company believes that the Reverse Split may improve the price level of the Company's Common Stock and that this higher share price could help generate additional interest in the Company. Also, the Company may apply for listing of its Common Stock on one of the principal U.S. securities exchanges, such as AMEX or NASDAQ Capital Market, and if the Reverse Split results in a higher market price for the Company’s Common Stock, the Common Stock could satisfy the minimum price per share requirement for listing on any such exchange. Moreover, the Reverse Split will have the effect of creating newly available authorized shares of common stock which the Board intends to use for various purposes, such as effecting acquisitions, business expansion, obtaining finance and recruiting management personnel, all of which will be necessary if AVT, Inc. is to undertake new business operations. The Board is seeking new business opportunities, however, it does not presently have any specific plans, proposals, or arrangements, written or otherwise, to issue any newly available authorized shares of common stock.

However, the effect of the Reverse Split upon the market price for the Company's Common Stock cannot be predicted, and the history of similar stock split combinations for companies in like circumstances is varied. There can be no assurance that the market price per share of the Company's Common Stock after the Reverse Split will rise in proportion to the reduction in the number of shares of Common Stock outstanding resulting from the Reverse Split. The market price of the Company's Common Stock is also based on its performance and other factors, some of which may be unrelated to the number of shares outstanding.

Potential Anti-takeover Effect

Release No. 34-15230 of the staff of the Securities and Exchange Commission requires disclosure and discussion of the effects of any shareholder proposal that may be used as an anti-takeover device.  However, as indicated above, the purpose of the Reverse Split is not to construct or enable any anti-takeover defense or mechanism on behalf of Company.  Although the Reverse Split of the issued and outstanding shares of Company could, under certain circumstances, have an anti-takeover effect, the Reverse Split is not being undertaken in response to any effort of which the Board of Directors is aware to accumulate shares of the Company’s common stock or obtain control of the Company.

Other than the Reverse Split, the Board of Directors does not currently contemplate the adoption of any other amendments to the Articles of Incorporation that could be construed to affect the ability of third parties to take over or change the control of the Company.  While it is possible that management could use the additional shares of authorized capital which become available following the Reverse Split to resist or frustrate a third-party transaction providing an above-market premium that is favored by a majority of the independent stockholders, the Company currently has no intent or plans or proposals to employ the additional unissued authorized shares as an anti-takeover device or to adopt other provisions or enter into other arrangements that may have anti-takeover ramifications.

The Company has no anti-takeover mechanisms present in its governing documents or otherwise and there are no plans or proposals to adopt any such provisions or mechanisms or to enter into any arrangements that may have material anti-takeover consequences.

Management is not aware of any provisions of the Company’s Articles of Incorporation and Bylaws that may have anti-takeover effects, which would make it more difficult for or preventing a third party from acquiring control of the Company or changing its Board of Directors and management.

Potential Risks of the Reverse Split

Upon effectiveness of the Reverse Split, there can be no assurance that the bid price of the Company's Common Stock will continue at a level in proportion to the reduction in the number of outstanding shares resulting from the Reverse Split, that the Reverse Split will result in a per share price that will increase the Company's ability to attract and retain employees and other service providers or that the market price of the post-split Common Stock will be maintained. The market price of the Company's Common Stock will also be based on its financial performance, market condition, the market perception of its future prospects, as well as other factors, many of which are unrelated to the number of shares outstanding. If the Reverse Split is effected and the market price of the Company's Common Stock declines, the percentage decline as an absolute number and as a percentage of the Company's overall capitalization may be greater than would occur in the absence of the Reverse Split.

Effects of the Reverse Split

General

Pursuant to the Reverse Split, each ten (10) shares of the Company's Common Stock issued and outstanding immediately prior to the effectiveness of the Reverse Split, will become one (1) share of the same class of the Company's Common Stock after consummation of the Reverse Split.

Effect on Authorized and Outstanding Shares

As of the Record Date, the Company had:  100,000,000 authorized shares of common stock, of which 38,182,317 were issued and outstanding and 10,000,000 authorized shares of preferred stock of which 3,000,000 shares have been designated as Series A Convertible Preferred Stock of which 2,540,598 shares were issued and outstanding.  The number of issued and outstanding shares of capital stock, (as well as the number of shares of Common Stock underlying any options, warrants, convertible debt or other derivative securities), will be reduced to a number that will be approximately equal to the number of shares of capital stock issued and outstanding, immediately prior to the effectiveness of the Reverse Split, divided by 10.

With the exception of the number of shares issued and outstanding, the rights and preferences of the shares of Common Stock prior and subsequent to the Reverse Split will remain the same. It is not anticipated that the Company's financial condition, the percentage ownership of management, the number of stockholders, or any aspect of the Company's business will materially change, as a result of the Reverse Split.

The Reverse Split will be effected simultaneously for all of the Company's Common Stock and the exchange ratio will be the same for all of the Company's issued and outstanding Common Stock. Subject to the provisions for elimination of fractional shares, the Reverse Split will affect all of our of our holders of Common Stock uniformly and will not affect any stockholder's percentage ownership interests in the Company or proportionate voting power (see "Fractional Shares" below).  The effect of the Reverse Split on our authorized and outstanding common shares follows:

		Issued and	Shares	Authorized but
	Authorized	Outstanding	Reserved	Unissued
	Shares	Shares	For Issuance	Shares

Pre-Reverse Split	100,000,000	38,182,317	0	61,817,683

Post-Reverse Split	100,000,000	3,818,232	0	96,181,768

The Company will continue to be subject to the periodic reporting requirements of the Exchange Act. The Company's Common Stock is currently registered under Section 12(g) of the Exchange Act and as a result, is subject to periodic reporting and other requirements. The proposed Reverse Split will not affect the registration of the Company's Common Stock under the Exchange Act.

Fractional Shares

No fractional shares of post-split Common Stock will be issued to any stockholder in connection with the Reverse Split. Stockholders of record who would otherwise be entitled to receive a fractional share upon the effective date of the Reverse Split, will, upon surrender of their certificates representing shares of pre-split Common Stock, receive an additional share of common stock in consideration for such fractional share.

Effectiveness of the Reverse Split

The effective date of the Reverse Split will be the date of the filing of the Articles of Amendment with the Office of the Secretary of State of Nevada. Commencing on the effective date, each certificate of the Company's Common Stock will be deemed for all corporate purposes to evidence ownership of the reduced number of shares of Common Stock resulting from the Reverse Split. As soon as practicable after the effective date, stockholders have the option, but not the requirement to, contact our Transfer Agent, Action Stock Transfer Corp., 7069 S. Highland Dr., # 300, Salt Lake City, UT 84121, (801) 274-1088, to arrange to surrender their certificates representing shares of pre-split Common Stock in exchange for certificates representing shares of post-split Common Stock (including shares issuable in consideration for any post-split fractional shares of Common Stock they hold). STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE.

Certain Federal Income Tax Consequences

The following discussion summarizing certain federal income tax consequences of the Reverse Split is based on the Internal Revenue Code of 1986, as amended (the "Code"), the applicable Treasury Regulations promulgated thereunder, judicial authority and current administrative rulings and practices in effect on the date this Information Statement. This discussion is for general information only and does not discuss consequences that may apply to special classes of taxpayers (e.g., non-resident aliens, broker-dealers, or insurance companies).

The receipt of the Common Stock following the effective date of the Reverse Split, solely in exchange for the Common Stock held prior to the Reverse Split will not generally result in a recognition of gain or loss to the stockholders. The value of the additional share received in lieu of fractional shares, however, might possibly result in a gain or loss based upon the difference between the value of the additional share and the basis in the surrendered fractional share.

The adjusted tax basis of a stockholder in the Common Stock received after the Reverse Split will be the same as the adjusted tax basis of the Common Stock held prior to the Reverse Split exchanged therefore (subject to the treatment of fractional shares), and the holding period of the Common Stock received after the Reverse Split will include the holding period of the Common Stock held prior to the Reverse Split exchanged therefore. No gain or loss will be recognized by the Company as a result of the Reverse Split. The Company's views regarding the tax consequences of the Reverse Split are not binding upon the Internal Revenue Service or the courts, and there can be no assurance that the Internal Revenue Service or the courts would accept the positions expressed above.

THIS SUMMARY IS PROVIDED FOR GENERAL INFORMATION ONLY AND DOES NOT PURPORT TO ADDRESS ALL ASPECTS OF THE POSSIBLE FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE SPLIT AND IS NOT INTENDED AS TAX ADVICE TO ANY PERSON. IN PARTICULAR, AND WITHOUT LIMITING THE FOREGOING, THIS SUMMARY ASSUMES THAT THE SHARES OF COMMON STOCK ARE HELD AS "CAPITAL ASSETS" AS DEFINED IN THE CODE, AND DOES NOT CONSIDER THE FEDERAL INCOME TAX CONSEQUENCES TO THE COMPANY'S STOCKHOLDERS IN LIGHT OF THEIR INDIVIDUAL INVESTMENT CIRCUMSTANCES OR TO HOLDERS WHO MAY BE SUBJECT TO SPECIAL TREATMENT UNDER THE FEDERAL INCOME TAX LAWS (SUCH AS DEALERS IN SECURITIES, INSURANCE COMPANIES, FOREIGN INDIVIDUALS AND ENTITIES, FINANCIAL INSTITUTIONS AND TAX EXEMPT ENTITIES). IN ADDITION, THIS SUMMARY DOES NOT ADDRESS ANY CONSEQUENCES OF THE REVERSE SPLIT UNDER ANY STATE, LOCAL OR FOREIGN TAX LAWS. THE STATE AND LOCAL TAX CONSEQUENCES OF THE REVERSE SPLIT MAY VARY AS TO EACH STOCKHOLDER DEPENDING ON THE STATE IN WHICH SUCH STOCKHOLDER RESIDES. AS A RESULT, IT IS THE RESPONSIBILITY OF EACH STOCKHOLDER TO OBTAIN AND RELY ON ADVICE FROM HIS, HER OR ITS TAX ADVISOR AS TO, BUT NOT LIMITED TO, THE FOLLOWING: (A) THE EFFECT ON HIS, HER OR ITS TAX SITUATION OF THE REVERSE SPLIT, INCLUDING, BUT NOT LIMITED TO, THE APPLICATION AND EFFECT OF STATE, LOCAL AND FOREIGN INCOME AND OTHER TAX LAWS; (B) THE EFFECT OF POSSIBLE FUTURE LEGISLATION OR REGULATIONS; AND (C) THE REPORTING OF INFORMATION REQUIRED IN CONNECTION WITH THE REVERSE SPLIT ON HIS, HER OR ITS OWN TAX RETURNS. IT WILL BE THE RESPONSIBILITY OF EACH STOCKHOLDER TO PREPARE AND FILE ALL APPROPRIATE FEDERAL, STATE AND LOCAL TAX RETURNS.

- PROPOSAL #2 -

TO AMEND THE ARTICLES OF INCORPORATION TO CHANGE OUR NAME TO:

“AUTOMATED RETAIL SYSTEMS, INC.”

Introduction

On January 21, 2011, our board of directors unanimously adopted a resolution declaring it advisable to authorize the board of directors to amend our articles of incorporation to change the name of the company to “Automated Retail Systems, Inc.”  A copy of the Amended Articles of Incorporation are attached as Appendix A.

Reasons for the Name Change

Our board of directors believes that a name change to Automated Retail Systems, Inc. will better reflect the Company’s current business operations.

Effective Date of the Amendment

The name change of the Company will become effective upon filing of the Certificate of Amendment with the Nevada Secretary of State.  Pursuant to Rule 14c-2 under the Exchange Act, the foregoing proposal may not become effective until a date at least 20 days after the date on which this Information Statement has been mailed to the shareholders.

No Dissenters' Rights of Appraisal

Under the General Corporation Law of the State of Nevada, our shareholders are not entitled to appraisal rights with respect to the increase in the authorized shares, and we will not independently provide shareholders with any such right.

SECURITY OWNERSHIP OF CERTAIN OWNERS AND MANAGEMENT

The following table sets forth certain information regarding our common stock beneficially owned as of January 21, 2011, by:

(i)	each stockholder known by us to be the beneficial owner of five (5%) percent or more of our outstanding common stock;

(ii)	each person intending to file a written consent to the Reverse Split;

(iii)           each of our directors; and

(iv)           all executive officers and directors as a group.

This information as to beneficial ownership was furnished to the Company by or on behalf of each person named.  As at January 21, 2011, there were 38,182,317 shares of our common stock issued and outstanding.

Title Of Class	Name And Address Of Beneficial Owner	Amount and Nature Of Beneficial Ownership	Percentage Of Class

Common Stock	Natalie Russell (2)(8)	363,039	(1)

Common Stock	James Winsor (2)	307,036	(1)

Common Stock	Loretta Vermette (3)(6)	1,432,160	3%

Common Stock	SWI Trading, Inc. (4)(5)	12,609,146	33%

Common Stock	Worth, Inc.(7)	3,519,574	9%

Common Stock	All Directors and Officers as a Group	2,222,574	6%

(1)           Less than 1%

(2)           The address is 341 Bonnie Circle, Suite 102, Corona, CA 92880

(3)           The address is 2557 Old Windmill Court, Riverside, CA 92882

(4)           The address is 2320 Whiteoak Lane, Corona, CA 92882

(5)           SWI Trading, Inc. holds 409,148 shares of our common stock and 2,033,333 shares of our Series A Convertible Preferred Stock.  Each share of our Series A Convertible Preferred may be converted into six shares of our common stock.  The total represented in the chart above represents the number of shares of common stock held by SWI Trading, Inc. assuming all 2,033,333 shares of Series A Convertible Preferred stock were converted to common stock.  SWI Trading, Inc. is owned by Jon Illingworth, our founder’s father.

(6)           Loretta Vermette is one of our directors.  Includes 167,308 shares held individually, 61,667 shares held in the name of Ms. Vermette and her spouse, 953,185 shares held in the name of The Illingworth Family Trust, and 250,000 shares held in the name of The Illingworth Trust.  Ms. Vermette is the Trustor and Trustee of both Trusts.

(7)           Worth, Inc. holds 475,984 shares of our common stock and 507,265 shares of our of our Series A Convertible Preferred Stock.  Each share of our Series A Convertible Preferred may be converted into six shares of our common stock.  The total represented in the chart above represents the number of shares of common stock held by Worth, Inc. assuming all 507,265 shares of its Series A Convertible Preferred stock were converted to common stock.  Worth, Inc. is owned by Jon Illingworth, our founder’s father

(8)           Includes 22,084 shares held in Ms. Russell’s previous married name, Natalie Bishop.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC.  The number of shares and the percentage beneficially owned by each individual listed above include shares that are subject to options held by that individual that are immediately exercisable or exercisable within 60 days from the date of this registration statement and the number of shares and the percentage beneficially owned by all officers and directors as a group includes shares subject to options held by all officers and directors as a group that are immediately exercisable or exercisable within 60 days from the date of this registration statement.

INTEREST OF CERTAIN PERSONS IN OR
OPPOSITION TO MATTERS TO BE ACTED UPON

No director, nominee for director, or officer of the Company, or associate of any of the foregoing persons, has any substantial interest, directly or indirectly, in the matter acted upon.  None of our directors have informed us in writing that he intends to oppose any action to be taken by the Company.

PROPOSALS BY SECURITY HOLDERS

There are no proposals by any security holders.

Conclusion

As a matter of regulatory compliance, we are sending you this Information Statement which describes the purpose and effect of the Reverse Split.  Your consent to the Reverse Split is not required and is not being solicited in connection with this action.  This Information Statement is intended to provide our stockholders information required by the rules and regulations of the Securities Exchange Act of 1934.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.  THE ATTACHED MATERIAL IS FOR INFORMATIONAL PURPOSES ONLY.

                                   For the Board of Directors of AVT, Inc.

                                   By:  /s/ Natalie Russell
                                   _________________________________
                                            Natalie Russell
 Director

Appendix A

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708

Certificate of Amendment (PURSUANT TO NRS 78.385 AND 78.390) USE BLACK INK ONLY – DO NOT HIGHLIGHT

Certificate of Amendment to Articles of Incorporation
For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:  AVT, Inc.

2. The articles have been amended as follows: (provide article numbers, if available)

ARTICLE ONE of the Articles of Incorporation is amended in its entirety as follows:

“ONE.                      The name of the Corporation is:  Automated Retail Systems, Inc.”

The first paragraph of ARTICLE THIRD of the Articles of Incorporation is amended in its entirety as follows:

“THIRD.  The authorized capital stock of the Corporation shall be 110,000,000 shares. The capital stock of the corporation is divided into two classes: (1) Common Stock in the amount of One Hundred Million (100,000,000) shares having par value of $0.001 each (each ten (10) shares of Common Stock outstanding on the effective date of this Amendment to Articles of Incorporation shall be automatically converted into one (1) share of Common Stock and in lieu of fractional shares, each share so converted shall be rounded up to the next highest number of full shares of Common Stock); and (2) preferred stock in the amount of Ten Million (10,000,000) shares having par value of $0.001 each. The Board shall have the authority, by resolution or resolutions, to divide the preferred stock into series, to establish and fix the distinguishing designation of each such series and the number of shares thereof (which number, by like action of the Board from time to time thereafter may be increased, except when otherwise provided by the Board in creating such series, or may be decreased, but not below the number of shares thereof then outstanding) and, within the limitations of applicable law of the State of Nevada or as otherwise set forth in this article, to fix and determine the relative rights and preferences of the shares of each series so established prior to the issuance, thereof.

Holders of the corporation’s Common Stock shall not possess cumulative voting rights at any shareholders meetings called for the purpose of electing a Board of Directors or on other matters brought before stockholders meetings, whether they be annual or special.

All capital stock when issued shall be fully paid and nonassessable.  No holder of shares of capital stock of the corporation shall be entitled as such to any pre-emptive or preferential rights to subscribe to any unissued stock, or any other securities, which the corporation may now or hereafter be authorized to issue.

The corporation’s capital stock may be issued and sold from time to time for such consideration as may be fixed by the Board of Directors, provided that the consideration so fixed is not less than par value.”

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: Greater than 50%.

4. Effective date of filing: March 9, 2011
(must not be later than 90 days after the certificate is filed)

5. Signature (required)

/s/ Natalie Russell
_______________________________________
Signature of Officer